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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Anteon International Corporation and Subsidiaries:

We consent to the use in the Form S-1 Registration Statement of Anteon International Corporation of our report dated April 30, 1999 on the consolidated balance sheet of Analysis & Technology, Inc. and Subsidiaries as of March 31, 1999, and the related consolidated statements of earnings, changes in shareholders' equity, and cash flows for the year then ended, and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP


Providence, Rhode Island
February 19, 2002